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                                                                    EXHIBIT 21.1

American Prepaid Professional Services, Inc. - Florida
American Dental Plan, Inc. - Florida
American Dental Plan of Georgia, Inc. - Georgia
American Dental Plan of Ohio, Inc. - Ohio
American Dental Plan of Alabama, Inc. - Alabama
American Dental Plan, Inc. - North Carolina
American Dental Plan of North Carolina, Inc. - North Carolina
Dental Care Plus Management, Corp. - Illinois
CompDent of Illinois, Inc. - Illinois
Texas Dental Plans, Inc. - Texas
National Dental Plans, Inc. - Delaware
Dental Plans International, Inc. - Texas
Dental Provider Resources, Inc. - Texas
DentiCare, Inc. - Texas
UniLife Insurance Company - Arizona
CompDent Corporation - Kentucky
CompDent of Alabama - Alabama
CompDent of Georgia, Inc. - Georgia
CompDent of Tennessee, Inc. - Tennessee
HealthStream Services, Inc. - Tennessee
* Dental Health Management, Inc. - Delaware
* DentLease, Inc. - Delaware
* American Dental Providers of Arkansas, Inc. - Delaware
* Diamond Dental of Arkansas, Inc. - Delaware

*formed January 1997